Exhibit 99.1

Akoya Biosciences Announces that Garry Nolan, Ph.D., James Allison, Ph.D., and Padmanee Sharma, M.D., Ph.D., Join Newly Created Scientific Advisory Board

Leading immunotherapy and immunobiology experts will offer strategic direction and expertise in translational, clinical, and diagnostic applications of Akoya’s spatial biology solutions

MARLBOROUGH, Mass. (GLOBE NEWSWIRE) January 10, 2024 -- Akoya Biosciences, Inc., (NASDAQ: AKYA), The Spatial Biology Company®, today announced the establishment of its Scientific Advisory Board (SAB) to provide strategic guidance and consult on the Company's efforts to deliver spatial biology solutions for the life sciences industry, from discovery to diagnostics.

The initial members of Akoya’s Scientific Advisory Board are:

•	Garry Nolan, Ph.D., Rachford and Carlota A. Harris Professor in the Department of Pathology at Stanford University School of Medicine, co-founder of Akoya Biosciences and inventor of the CODEX technology (now PhenoCycler)

•	James Allison, Ph.D., Regental Professor and Chair of the Department of Immunology, the Olga Keith Wiess Distinguished University Chair for Cancer Research, and Director of the James P. Allison Institute at The University of Texas MD Anderson Cancer Center; recipient of the 2018 Nobel Prize in Physiology or Medicine

•	Padmanee Sharma, M.D., Ph.D., Professor in the Departments of Genitourinary Medical Oncology and Immunology, Associate VP of Immunobiology, the T.C. and Jeanette D. Hsu Endowed Chair in Cell Biology, and Director of Scientific Programs for the James P. Allison Institute at MD Anderson

"Our SAB includes leaders in immunotherapy, immunobiology and innovation with deep knowledge and experience in translational research, the discovery of ground-breaking clinical therapies and the development of disruptive and high impact technologies," said Brian McKelligon, Chief Executive Officer of Akoya Biosciences. "By bringing together experts with unparalleled track records of success, the SAB will enable us to better serve customer needs, accelerate our leadership position in spatial biology, and support Akoya’s mission to catalyze discovery and improve patient care."

Garry Nolan, Ph.D.

Professor Nolan will transition from his role on the Akoya Board of Directors to Chair of the SAB. He co-founded Akoya Biosciences in 2015 and is the Rachford and Carlota A. Harris Professor in the Department of Pathology at Stanford University School of Medicine. As a co-inventor of the CODEX technology, Garry has focused his research efforts on developing novel technologies and computational methods for research into cancer, leukemia, immunology, and autoimmune disease. Professor Nolan was the founder of a number of life sciences companies in addition to Akoya, including Rigel Inc. (NASDAQ: RIGL), DVS Sciences (purchased by Fluidigm), Nodality, Inc., BINA (sold to Roche Diagnostics), Apprise (sold to Roche Sequencing Solutions), Scale Bio (single cell ATAC, RNA, and protein), and serves as an advisor and board member for several biotechnology companies. He has published over 350 research articles and is the holder of 50 US patents and has been honored as one of the top 25 inventors at Stanford University. He trained with Leonard Herzenberg (for his Ph.D.) and Nobelist Dr. David Baltimore for postdoctoral work. Professor Nolan is the first recipient of the Teal Innovator Award (2012) from the Department of Defense and has been honored with a number of awards including Nature Publishing “Outstanding Research Achievement”, Stohlman Scholar from the Leukemia and Lymphoma Society and Burroughs Wellcome Fund New Investigator Award.

James Allison, Ph.D.

Dr. Allison has spent a distinguished career studying the regulation of T cell responses and developing strategies for cancer immunotherapy. He earned the 2018 Nobel Prize in Physiology or Medicine, which he shared with Dr. Tasuku Honjo, "for their discovery of cancer therapy by inhibition of negative immune regulation." Among his most notable discoveries are the determination of the T cell receptor structure and that CD28 is the major costimulatory molecule that allows full activation of naïve T cells and prevents anergy in T cell clones. His lab resolved a major controversy by demonstrating that CTLA-4 inhibits T-cell activation by opposing CD28-mediated costimulation and that blockade of CTLA-4 could enhance T cell responses, leading to tumor rejection in animal models. This finding and a great deal of persistence paved the way for the field of immune checkpoint blockade therapy for cancer. Work in his lab led to the development of ipilimumab, an antibody to human CTLA-4 and the first immune checkpoint blockade therapy approved by the FDA. Among many honors, he is a member of the National Academies of Science and Medicine and received the Lasker-Debakey Clinical Medical Research award in 2015. His current work seeks to improve immune checkpoint blockade therapies currently used to identify new targets to unleash the immune system in order to eradicate cancer.

Padmanee Sharma, M.D., Ph.D.

Dr. Sharma has written and conducted multiple innovative immunotherapy clinical trials, with an emphasis on obtaining patients’ tumor samples for in-depth laboratory studies, including the first neoadjuvant trial with immune checkpoint therapy and first clinical trial with immune checkpoint therapy for patients with bladder cancer. Her studies have identified novel resistance mechanisms to immune checkpoint therapy, including loss of interferon (IFN) signaling, VISTA⁺ immunosuppressive cells, increased EZH2 expression in T cells, TGFβ signaling in bone metastases, and CD73⁺ myeloid cells in GBM. These data have led to initiation of new research studies focused on developing rational combination immunotherapy strategies for the treatment of cancer patients. As a result of her outstanding contributions to the field of cancer immunotherapy, Dr. Sharma was selected as a member of the American Society for Clinical Investigation (ASCI) and was awarded the Emil Frei III Award for Excellence in Translational Research in 2016, the Coley Award for Distinguished Research for Tumor Immunology in 2018, the Women in Science with Excellence (WISE) Award in 2020, the Heath Memorial Award in 2021 and the Randall Prize for Excellence in Cancer Research in 2021.

Disclosure

Dr. Allison and Dr. Sharma receive financial and equity compensation as members of Akoya’s SAB, and these financial relationships have been disclosed to MD Anderson’s Conflict of Interest Committee in accordance with institutional policy.

Forward-Looking Statements

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About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

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